Exhibit 99.5

RISK FACTORS

Investing in the securities of Capital One Financial Corporation involves risks, including the risks described below that could affect us and our business. Other risks may prove to be important in the future or new risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. In addition to the risks described below, you should consider carefully the risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 and in our other reports filed with the Securities and Exchange Commission.

Risks relating to ING Direct

ING Direct, as a company that conducts banking operations and provides financial products, is subject to operating and other risks, including as discussed in risk factors that were prepared by ING Bank, fsb, included in our Current Report on Form 8-K filed on July 13, 2011, and incorporated by reference into this prospectus supplement. You should consider these risks before purchasing our common stock. Following the completion of the ING Direct acquisition, we expect that the financial performance and results of operations of ING Bank, fsb, and the combined company will continue to be subject to the risks and uncertainties described in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010.

Risks relating to the proposed ING Direct acquisition and other acquisitions

We may grow through future acquisitions, which could adversely affect our results of operations or result in dilution of our common stockholders.

During the past several years, we have explored opportunities to acquire financial services companies and financial assets and enter into strategic partnerships as part of our growth strategy. For example, as described under “Summary — Recent Developments,” we announced the ING Direct acquisition in June 2011. In addition, we acquired the credit card loan portfolios of, and entered into credit card partnership agreements with, Kohl’s Corp., Sony Corporation and Hudson’s Bay Company during the past two years, and we acquired Chevy Chase Bank in February 2009. We continue to evaluate and anticipate engaging in additional strategic partnerships and selected acquisitions of financial institutions and other financial assets, including credit card and other loan portfolios.

Any acquisitions we undertake will entail certain risks, which may materially and adversely affect our results of operations. These risks include the risk that we may incorrectly assess the asset quality and value of the particular assets or institutions we acquire and we may be unable to profitably deploy any assets we acquire in an acquisition. Our acquisitions also may involve our entry into new businesses and new geographic or other markets which present risks resulting from our relative inexperience in these new areas or these new businesses. These new businesses change the overall character of our consolidated portfolio of businesses and could react differently to economic and other external factors. We face the risk that we will not be successful in these new businesses or in these new markets. We also cannot assure you that we will identify or acquire suitable financial assets or institutions to supplement our organic growth through acquisitions or strategic partnerships.

Any future acquisitions may be subject to regulatory approval, which will require review of our resulting financial condition, our ability to manage our resulting size, competitive considerations and our service to the community. We cannot assure you that we will receive regulatory approval.

We may issue common stock or debt in connection with future acquisitions, including in public offerings to fund such acquisitions or to provide adequate capital for the additional assets acquired. Issuances of our common stock, whether as consideration for such acquisitions or to raise necessary funds or capital, may have a dilutive effect on earnings per share and our common stockholders’ equity.

It may be difficult to integrate businesses we acquire, including ING Direct, and we may fail to realize all of the anticipated benefits of the ING Direct acquisition and any strategic partnerships, mergers or acquisitions.

If we experience greater than anticipated costs to integrate acquired businesses into our existing operations or are not able to achieve the anticipated benefits of the ING Direct acquisition or other strategic partnerships, mergers or acquisitions, including cost savings and other synergies, our business could be negatively affected. In addition, it is possible that the ongoing integration processes could result in the loss of key employees, errors or delays in systems implementation, the disruption of our ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger or acquisition. Integration efforts also may divert management attention and resources. These integration matters may have an adverse effect on us during any transition period.

We have made certain assumptions relating to the ING Direct acquisition which may prove to be materially inaccurate.

We have made certain assumptions relating to the ING Direct acquisition, which assumptions may be inaccurate, including as the result of the failure to realize the expected benefits of the ING Direct acquisition, higher than expected transaction and integration costs and unknown liabilities as well as general economic and business conditions that adversely affect the combined company following the ING Direct acquisition. These assumptions relate to numerous matters, including:

•	projections of ING Direct’s future net income and our earnings per share;

•	our ability to issue equity and debt to complete the ING Direct acquisition;

•	our expected capital structure and capital ratios after the ING Direct acquisition;

•	projections as to the amount of future loan losses in ING Direct’s portfolios;

•	the amount of goodwill and intangibles that will result from the ING Direct acquisition;

•	certain other purchase accounting adjustments that we expect will be recorded in our financial statements in connection with the ING Direct acquisition;

•	cost, deposit, cross-selling and balance sheet synergies;

•	acquisition costs, including restructuring charges and transaction costs;

•	our ability to maintain, develop and deepen relationships with customers of ING Direct;

•	our ability to grow ING Direct’s customer deposits and manage ING Direct’s mortgage portfolio; and

•	other financial and strategic risks of the ING Direct acquisition.

This offering is not conditioned upon the closing of the ING Direct acquisition, and we cannot assure you that the ING Direct acquisition will be completed.

In June 2011, we signed a purchase and sale agreement under which we would acquire ING Direct in a stock and cash transaction. We expect the ING Direct acquisition to close by late 2011 or early 2012, subject to customary closing conditions, including certain governmental clearances and approvals, including banking approvals in both the U.S. and The Netherlands. This offering is not conditioned on the closing of the ING Direct acquisition, and we cannot assure you that the ING Direct acquisition will be completed.

In order to complete the ING Direct acquisition, we and ING Direct must obtain certain governmental approvals, and if such approvals are not granted or are granted with conditions that become applicable to the parties, the completion of the ING Direct acquisition may be jeopardized or the anticipated benefits of the ING Direct acquisition could be reduced.

The purchase and sale agreement for the ING Direct acquisition is subject to a number of conditions which must be fulfilled in order to complete the ING Direct acquisition, including receipt of banking approvals in both the U.S.

and The Netherlands and certain other governmental clearances and approvals. We cannot assure you as to whether or when these approvals will be obtained. In addition, the governmental authorities from which these approvals are required have broad discretion in administering the governing regulations. As a condition to approval of the ING Direct acquisition, these governmental authorities may impose requirements, limitations or costs or require divestitures or place restrictions on the conduct of our or ING Direct’s business after the completion of the ING Direct acquisition. If such approvals are not granted or are granted with conditions that become applicable to the parties, the completion of the ING Direct acquisition may be jeopardized or the anticipated benefits of the ING Direct acquisition could be reduced.

Failure to complete the ING Direct acquisition in certain circumstances could require us to pay a termination fee.

If the purchase and sale agreement is terminated under certain circumstances, we would be obligated to pay a $270 million termination fee to ING Groep. Payment of the termination fee could materially adversely affect our results of operations or financial condition.